UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2005

                                COMPUPRINT, INC.
             (Exact name of registrant as specified in its charter)

       NORTH CAROLINA                  333-90272                 56-1940918
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

              99 Park Avenue, 16th Floor, New York, New York 10016
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 286-0747

         6040-A Six Forks Road, Suite 179, Raleigh, North Carolina 27609 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(d)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c)).

Introductory Note

Reference is made to Item 5.03 in connection with a forward split to be effected. Certain information concerning the number of shares in this Form 8-K are described on a pre-split basis and other information gives effect to the forward split.

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

(a)      Split-Off of Former Business

On May 19, 2005, the Company entered into a Split-Off Agreement with David Allison. Pursuant to the agreement, the Company transferred all of its assets and liabilities to CompuPrint Ventures, Inc., a newly formed North Carolina corporation, in exchange for 100% of the equity of CompuPrint Ventures, Inc. Immediately following the transfer, the Company transferred its 100% of the equity of CompuPrint Ventures, Inc. to Mr. Allison in exchange for 3,000,000 pre-split shares of the Company's common stock that he held, which were then cancelled, and for the release by Allison to the Company of all rights to any amounts advanced or otherwise loaned by Allison to the Company. Previously, on August 19, 2003, the Company sold all operations and net assets of its laser and inkjet printer cartridge operations in exchange for forgiving debt, resulting in a gain of $37,701. After the sale on August 19, 2003, the Company had no operations and through May 18, 2005 was searching for new business opportunities in the laser and inkjet printer cartridge industry. As of May 18, 2005, the Company had substantially no assets and certain liabilities related to advances to the Company from Mr. Allison, and as a result of the split-off transaction on May 19, 2005, the Company had substantially no assets and no liabilities. Prior to the split-off transaction and the reverse acquisition described below in Item 1.01(b), Mr. Allison was the Company's sole officer and director and the Company's largest shareholder.

(b)      Reverse Acquisition

On May 19, 2005, the Company entered into an Agreement and Plan of Reorganization with Terra Insight Corporation, a Delaware corporation, and the shareholders of Terra Insight Corporation. Pursuant to the reorganization agreement, the Company acquired the business of Terra Insight Corporation, together with its inactive subsidiary, Terra Resources, Inc., a Delaware corporation. Pursuant to the reorganization agreement, the Company exchanged 35,029,980 post-split shares of its common stock in exchange for all of the shares of common stock of Terra Insight Corporation in a transaction viewed as a reverse acquisition. The three shareholders of Terra Insight Corporation received the following number of post-split shares:

             Ivan Railyan                                        29,775,483
             Roman Rozenberg                                      3,502,998
             Dan Brecher                                          1,751,499

The shares issued to the three shareholders of Terra Insight Corporation constituted approximately 85% of the Company's shares of common stock outstanding at the close of May 19, 2005. At the closing of the reverse acquisition transaction, the officer and director of the Company resigned and the three shareholders of Terra Insight Corporation were appointed to the Company's Board of Directors. No director, executive officer or person who may be deemed to be an affiliate of Terra Insight Corporation had any direct or indirect interest in the Company prior to the completion of the reverse acquisition.

(c)      Securities Purchase Agreements

On May 19, 2005, in connection with the reverse acquisition transaction described above in Item 1.01(b), the Company sold 2,411,138 post-split shares of common stock to two accredited investors for gross proceeds of $1,750,000. In connection with the sale of securities, the Company granted the investors certain registration rights, agreeing to file a registration statement for the resale of restricted shares that they purchased. The proceeds of the sale of securities will be used for working capital.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

(a)      Split-Off Agreement

Reference is made to the disclosure provided above in Item 1.01(a) of this Form 8-K, with respect to the Company's sale of its former business pursuant to a Split-Off Agreement with David Allison.

(b)      Reverse Acquisition

Reference is made to the disclosure provided above in Item 1.01(b) of this Form 8-K, with respect to the Company's reverse acquisition transaction with Terra Insight Corporation.

General Information About Terra Insight Corporation
---------------------------------------------------

Terra Insight Corporation is a Delaware corporation formed on January 7, 2005. Terra Insight Corporation has one subsidiary, Terra Resources, Inc., a Delaware corporation formed on April 4, 2005, which is wholly-owned. Terra Insight Corporation has not been subject to bankruptcy, receivership or any similar proceedings, nor involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, other than as described above in Item 1.01(b) of this Form 8-K.

Terra Insight Corporation Business Description
----------------------------------------------

Terra Insight Corporation provides mapping and analytic services to exploration, drilling and mining companies, using an integrated approach with proprietary attributes to gather, manage and interpret geologic and satellite data to improve the assessment of resources. The proprietary analytic technology utilizes a broad range of available geological information, together with satellite and aerial photographs, supplementing other geological exploration work, such as thematic processing of recent remote Earth sensing data, making it possible to optimize the acquisition of seismic or other geophysical sensing. These efforts can be directed to various uses, and are used with regard to exploration projects covering a wide range of natural resources. The mapping services consists of an analyses of a specified geographic area to predict where natural resources, such as oil, water, diamonds, or mineral ores are likely to exist, so that assessment can be made of the commercial prospects of exploring, drilling or mining in a specified area. The mapping services and the analysis of the geographic area are accomplished using mathematical techniques to process the information gathered. The mapping services do not replace traditional exploration techniques, but rather are intended to supplement and optimize the traditional geological exploration.

Currently, Terra Insight Corporation provides its services to customers for a cash fee, on a per service transaction basis to its customers. Its services are not available to the general public. The Terra Insight Corporation business model for the future places greater emphasis on: seeking joint venture and similar relationships with third parties to map certain geographic areas in exchange for oil or mineral rights; acquiring licenses for targeted oil and mineral rights, and, acquiring stock, royalties and working interests in exploration projects.

Terra Insight Corporation's business is subject to significant competition from far larger, better established and financed entities, using similar and different technologies, which are more widely used and accepted than the proprietary technology used by Terra Insight Corporation.

Most of the mapping and analytic services are performed through The Institute of Geoinformational Analysis of the Earth (the "Institute"). Terra Insight Corporation has an exclusive license agreement, and a services agreement with the Institute. The Institute is an international professional services firm which specializes in the development and application of remote sensing and geographic information technologies (GIS). Remote sensing and spatial database technologies are tools used by natural resource scientists to better understand, use and manage the Earth's resources.

Terra Insight Corporation has an exclusive, worldwide 30-year renewable license for the use of all of the technology of the Institute, which has as its focus the exploration, sustainable development and management of the Earth's resources and the monitoring of the environment. Terra Insight Corporation is required to pay the Institute $600,000 each year under the license agreement. The Institute has also entered into an agreement to render services to Terra Insight Corporation, and will refer all inquiries for commercial contract services to Terra Insight Corporation. The Institute will perform certain contract services for Terra Insight Corporation at cost plus a mark-up of up to 10%, with minimum annual fees of $500,000, and with offsets against the license fee until certain minimum revenues are obtained.

Terra Insight Corporation is not presently aware of any federal, state and local laws, rules and regulations affecting its business as presently conducted. In the event that it begins activities directly involving the exploration and exploitation of hydrocarbons or other resources, Terra Insight Corporation will be required to make the necessary expenditures to comply with the applicable health and safety, environmental and other regulations.

Terra Insight Corporation presently has three employees. The Chief Executive Officer works on a full-time basis, and the other two management employees work on a part-time basis.

Terra Insight Corporation is not a party to, and none of our property is subject to, any pending or actual threatened legal or governmental proceedings.

Terra Insight Corporation presently subleases office facilities on a month-to-month basis pursuant to an oral agreement with its officer and director, Dan Brecher, at $1,500 per month.

Terra Insight Corporation's offices are presently located at 99 Park Avenue, 16th Floor, New York, New York 10016, telephone: 212-286-0747. It maintains a website at www.terrainsight.com.

Security Ownership of CompuPrint
--------------------------------

The following table sets forth, as of May 23, 2005, the post-split shares of common stock of CompuPrint, Inc. beneficially owned by each person known to the Company to be the beneficial owner of more than five percent of our outstanding shares of common stock. As of May 23, 2005, the Company had 41,333,338 post-split shares of common stock issued and outstanding.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of post-split shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options are listed separately. For each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

The address of each of the persons named in the table is c/o Terra Insight Corporation, 99 Park Avenue, 16th Floor, New York, New York 10016.

Name and Address of                    Amount and Nature                 Additional Shares                Percent
Beneficial Owner                      of Beneficial Owner            Acquirable within 60 days            of Class
----------------                      -------------------            -------------------------            --------
Ivan Railyan                              29,775,483                          0  (a)                       72.0%
Roman Rozenberg                            3,502,998                          0  (b)                        8.5%
Dan Brecher                                1,751,499                          0  (b)                        4.2%

All officers and directors                35,029,980                          0                           84.7%%
     as a group (3 persons)

(a) Does not include options, subject to vesting at a future date upon achievement of certain Company milestones or thresholds, exercisable for five years from January 7, 2005 at $0.32 per share, to acquire up to 1,033,334 post-split shares of common stock.
(b) Does not include options, subject to vesting at a future date upon achievement of certain Company milestones or thresholds, exercisable for five years from January 7, 2005 at $0.32 per share, to acquire up to 1,033,333 post-split shares of common stock.

Directors and Officers of CompuPrint
------------------------------------

The following table sets forth the names and positions of the current directors and executive officers of CompuPrint, Inc.

Name                                     Age                      Position
Ivan Railyan                             38                       President and Chairman of the Board
Roman Rozenberg                          42                       Chief Executive Officer and Director
Dan Brecher                              63                       Secretary and Director

Management Profiles
-------------------

Ivan Railyan became the Company's President and Chairman of the Board on May 19, 2005. From January 7, 2005 to the present, Mr. Railyan has been President and Chairman of the Board of Terra Insight Corporation. In 1997, Mr. Railyan joined the Institute of Geoinformational Analysis of the Earth Establishment, a Liechtenstein company as the Head of the Representative office in Commonwealth of Independent States. From 2003 to the present, Mr. Railyan has served as Chairman of the Board of the Institute. From 1993 to 1997, Mr. Railyan served as the Head of Research and Development team of the Russian Defense Ministry, Joint Chefs of Staff. Mr. Railyan received a Master of Science degree from the University of Patrisa Lumumby, Moscow in 1991, and an honorary Ph.D. from the Academy of Science, Arts of the CIS Countries, which he received in 2003. Since 2003 to the present, Mr. Railyan has served as the Vice President of the Academy of Arts and Science of the Commonwealth of Independent States.

Roman Rozenberg became the Company's Chief Executive Officer and a director on May 19, 2005. From January 7, 2005 to the present, Mr. Rozenberg has been Chief Executive Officer and a director of Terra Insight Corporation. From March 2004 through January 2005, Mr. Rozenberg served as Vice President of TelcoEnergy, Inc. From February 2002 through March 2004, Mr. Rozenberg served as Chief Executive Officer of Syntaz, Inc. From September 1999 through February 2002, Mr. Rozenberg served as President and Chief Technology Officer of Biolink Technologies International, Inc. Mr. Rozenberg received a Bachelor of Science degree in electrical engineering in 1986 and a Masters of Sciences degree in Information Systems Engineering in 1989 from Polytechnic University (formerly known as Polytechnic Institute of New York).

Dan Brecher became the Company's Secretary and a director on May 19, 2005. From January 7, 2005 to the present, Mr. Brecher served as Secretary and a director of Terra Insight Corporation from January 2005 to May 2005. Mr. Brecher is a practicing attorney. From 1998 through the present, Mr. Brecher has been the principal of Law Offices of Brecher. Mr. Brecher received a Bachelor of Arts degree in economics from City College of New York in 1964, and a Doctor of Jurisprudence from Fordham University in 1969. Law Offices of Dan Brecher serves as legal counsel to the Company.

Each of Messrs. Railyan, Rozenberg, and Brecher does not serve as a director of another reporting company and does not have a family relationship with any director, executive officer, or nominee to become a director or an executive officer of the Company.

Employment Agreements Executive Officers
----------------------------------------

In connection with the reverse acquisition of Terra Insight Corporation, the Company has assumed the obligations of the executive employment agreements of Terra Insight Corporation.

         Agreement with Ivan Railyan
         ---------------------------

Ivan Railyan serves as President of the Company pursuant to a three-year employment agreement, effective as of January 7, 2005. His current annual base salary for fiscal year 2005 is $180,000, with annual increases for subsequent years of not less than the change in the Consumer Price Index. His base salary is to be increased to $275,000 when the Company (i) achieves revenue totalling at least $5,000,000 or (ii) obtains financing of at least $5,000,000, based upon financing completed after May 1, 2005. His base salary is to be increased to $365,000 following the first month in which (i) the Company achieves market capitalization of $100 million or more for at least four consecutive trading days, or for at least ten of the last thirty trading days; or (ii) subsidiaries of the Company, in total, achieve revenues totalling at least $6 million or valuation of $25 million or more, based on private or public financing, sale, merger or similar transaction; (iii) the Company achieves revenues of $10 million or more; or (iv) the Company, including any subsidiary, obtains financing of at least $8 million, based upon financing completed after May 1, 2005. The employment is on a part-time basis.

The Company granted him five-year stock options to purchase up to 1,033,334 post-split shares of the Company's common stock. The exercise price for the stock options is $0.32 per share. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which the Company's earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or its gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which the Company's EBITDA exceeds $4,000,000 or its gross revenues exceed $10,000,000.

He is also entitled to receive: death benefits of $70,000; an automobile; reimbursement for reasonable travel and other business related expenses; four weeks vacation; medical and dental insurance; and participation in any 401(k) plan, stock option plan, or other employee plan, perquisite and other benefits made available to the Company's management in general. The Company may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If the Company undergoes a "change of control", the Company must pay him an amount equal to 290% of his base compensation and all stock options granted are to vest immediately. He has the right to terminate his employment if the Company undergoes a change in control. As defined in his employment agreement, a change of control refers to: (i) a change in the ownership or management of the Company that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934; (ii) an acquisition, other than directly from the Company, by a person or entity other than the Company of thirty five percent (35%) or more of the Company's common stock or then outstanding voting securities; (iii) a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
(iv) a reorganization, merger, consolidation or sale of substantially all of the Company's assets, after which the Company's shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or (v) the approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

The employment agreement provides for termination for cause.

         Agreement with Roman Rozenberg
         ------------------------------

Roman Rozenberg serves as Chief Executive Officer of the Company pursuant to a three-year employment agreement, effective as of January 7, 2005. His current annual base salary for fiscal year 2005 is $180,000, with annual increases for subsequent years of not less than the change in the Consumer Price Index. His base salary is to be increased to $265,000 when the Company (i) achieves revenue totalling at least $5,000,000 or (ii) obtains financing of at least $5,000,000, based upon financing completed after May 1, 2005. His base salary is to be increased to $350,000 following the first month in which (i) the Company achieves market capitalization of $100 million or more for at least four consecutive trading days, or for at least ten of the last thirty trading days; or (ii) subsidiaries of the Company, in total, achieve revenues totalling at least $6 million or valuation of $25 million or more, based on private or public financing, sale, merger or similar transaction; (iii) the Company achieves revenues of $10 million or more; or (iv) the Company, including any subsidiary, obtains financing of at least $8 million, based upon financing completed after May 1, 2005.

The Company granted him five-year stock options to purchase up to 1,033,333 post-split shares of the Company's common stock. The exercise price for the stock options is $0.32 per share. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which the Company's earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or its gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which the Company's EBITDA exceeds $4,000,000 or its gross revenues exceed $10,000,000.

He is also entitled to receive: death benefits of $70,000; an automobile; reimbursement for reasonable travel and other business related expenses; four weeks vacation; medical and dental insurance; and participation in any 401(k) plan, stock option plan, or other employee plan, perquisite and other benefits made available to the Company's management in general. The Company may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If the Company undergoes a "change of control", the Company must pay him an amount equal to 290% of his base compensation and all stock options granted are to vest immediately. He has the right to terminate his employment if the Company undergoes a change in control. As defined in his employment agreement, a change of control refers to: (i) a change in the ownership or management of the Company that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934; (ii) an acquisition, other than directly from the Company, by a person or entity other than the Company of thirty five percent (35%) or more of the Company's common stock or then outstanding voting securities; (iii) a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
(iv) a reorganization, merger, consolidation or sale of substantially all of the Company's assets, after which the Company's shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or (v) the approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

The employment agreement provides for termination for cause.

         Agreement with Dan Brecher
         --------------------------

Dan Brecher serves as Secretary of the Company pursuant to a three-year employment agreement, effective as of January 7, 2005. His current annual base salary for fiscal year 2005 is $60,000, with annual increases for subsequent years of not less than the change in the Consumer Price Index. His base salary is to be increased to $150,000 when the Company (i) achieves revenue totalling at least $5,000,000 or (ii) obtains financing of at least $5,000,000, based upon financing completed after May 1, 2005. His base salary is to be increased to $250,000 following the first month in which (i) the Company achieves market capitalization of $100 million or more for at least four consecutive trading days, or for at least ten of the last thirty trading days; or (ii) subsidiaries of the Company, in total, achieve revenues totalling at least $6 million or valuation of $25 million or more, based on private or public financing, sale, merger or similar transaction; (iii) the Company achieves revenues of $10 million or more; or (iv) the Company, including any subsidiary, obtains financing of at least $8 million, based upon financing completed after May 1, 2005. The employment is on a part-time basis.

The Company granted him five-year stock options to purchase up to 1,033,333 post-split shares of the Company's common stock. The exercise price for the stock options is $0.32 per share. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which the Company's earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or its gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which the Company's EBITDA exceeds $4,000,000 or its gross revenues exceed $10,000,000.

He is also entitled to receive: death benefits of $70,000; an automobile; reimbursement for reasonable travel and other business related expenses; four weeks vacation; medical and dental insurance; and participation in any 401(k) plan, stock option plan, or other employee plan, perquisite and other benefits made available to the Company's management in general. The Company may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If the Company undergoes a "change of control", the Company must pay him an amount equal to 290% of his base compensation and all stock options granted are to vest immediately. He has the right to terminate his employment if the Company undergoes a change in control. As defined in his employment agreement, a change of control refers to: (i) a change in the ownership or management of the Company that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934; (ii) an acquisition, other than directly from the Company, by a person or entity other than the Company of thirty five percent (35%) or more of the Company's common stock or then outstanding voting securities; (iii) a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
(iv) a reorganization, merger, consolidation or sale of substantially all of the Company's assets, after which the Company's shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or (v) the approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

The employment agreement provides for termination for cause.

Certain Relationships and Related Transactions
----------------------------------------------

Ivan Railyan is a principal and owner of the Institute of Geoinformational Analysis of the Earth Establishment. The Company has a license agreement and a services agreement with the Institute.

Dan Brecher is the proprietor of Law Offices of Dan Brecher, which serves as legal counsel to the Company.

Terra Insight Corporation presently subleases office facilities on a month-to-month basis pursuant to an oral agreement with its officer and director, Dan Brecher, at $1,500 per month.

On April 18, 2005, in connection with the perceived need of Terra Insight Corporation for its Chief Executive Officer to be available on a regular basis in Europe, and for him to establish a residence in Europe, Terra Insight Corporation paid Mr. Rozenberg, on a one-time basis, $30,000 to reimburse his travel and other expenses, on an accountable basis, in connection with the business of Terra Insight Corporation.

Section 3 - Securities and Trading Markets

Item 3. 02 Unregistered Sales of Equity Securities

Reference is made to the disclosure provided above in Item 1.01(b) of this Form 8-K, with respect to the Company's issuance of an aggregate of 35,029,980 post-split shares of common stock to the three shareholders of Terra Insight Corporation in connection with the reverse acquisition transaction between the Company and Terra Insight Corporation. The issuance and sale of these securities was made in reliance upon an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

Reference is made to the disclosure provided above in Item 1.01(c) of this Form 8-K, with respect to the Company's sale of 2,411,138 post-split shares of common stock to two accredited investors. Each of the investors represented to the Company that it was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended, and that it was acquiring the securities for investment and not in connection with a distribution of the securities. The issuance and sale of these securities was made in reliance upon an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 19, 2005, pursuant to the reverse acquisition between the Company and Terra Insight Corporation, David R. Allison, the Company's sole officer and director, resigned, and the nominees of Terra Insight Corporation, Ivan Railyan, Roman Rozenberg, and Dan Brecher, were appointed directors of the Company.

On May 19, 2005, Ivan Railyan became the Company's President and Chairman of the Board.

On May 19, 2005, Roman Rozenberg became the Company's Chief Executive Officer and a director.

On May 19, 2005, Dan Brecher became the Company's Secretary and a director.

A profile of each of Messrs. Railyan, Rozenberg, and Brecher is provided under the subheading of "Management Profiles" in Item 2.01(b) of this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

On May 9, 2005, the Company filed an Articles of Amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of common stock from 10,000,000 shares to 100,000,000 shares, and in connection with the increase in shares of common stock, to effect a forward split at a ratio of
4.36212 to 1. The Company is in the process of coordinating the effective date of the forward split with The NASDAQ Market. The record date for the forward split is presently proposed for May 26, 2006 with a payment date of May 31, 2005. The ex-dividend date has not yet been set.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The financial statements for Terra Insight Corporation, the acquired business, are not available at this time. The requisite financial statements and pro forma financial information will be filed as soon as practicable, by amendment to this Form 8-K, no later than 71 days after the date this initial report on Form 8-K must have been filed.

(b)      Pro forma financial information.

Reference is made to the disclosure provided in response to Item 9.01(a) of this Form 8-K.

(c)      Exhibits

Exhibit Number             Description of Exhibit
--------------             ----------------------
2.1*                       Split-Off Agreement
2.2*                       Agreement and Plan of Reorganization
3(i)(1)*                   Certificate of Amendment of CompuPrint, Inc.
3(i)(2)*                   Certificate of Incorporation of Terra Insight Corporation
3(i)(3)*                   Certificate of Incorporation of Terra Resources, Inc.
10.1*                      Securities Purchase Agreement and Supplement
10.2*                      Registration Rights Agreement
10.3*                      Securities Purchase Agreement and Supplement
10.4*                      Registration Rights Agreement
10.5*                      Escrow Agreement
10.6*                      Employment Agreement with Ivan Railyan
10.7*                      Employment Agreement with Roman Rozenberg
10.8*                      Employment Agreement with Dan Brecher
10.9*                      Amended and Restated License Agreement with the Institute
10.10*                     Amended and Restated Services Agreement with the Institute

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*  Filed herewith.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                COMPUPRINT, INC.

Date: May 25, 2005              By: /s/ Roman Rozenberg
                                    --------------------------------------------
                                    Roman Rozenberg, Chief Executive Officer


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